Power of Attorney

I, Susan Alpert, 710 Medtronic Parkway, Minneapolis, MN 55432-5604 do hereby appoint each of:

Terrance L. Carlson, Senior Vice President, General Counsel and Corporate Secretary, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

Gary A. Nelson, Vice President, Risk Mgmt & Chief Compliance Officer, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

Neil P. Ayotte, Vice President, Senior Legal Counsel, and Assistant Secretary, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

Keyna P. Skeffington, Senior Legal Counsel and Assistant Secretary, Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, MN 55432-5604

As attorney-in-fact in my name, place, and stead to act individually in any way which I myself could do, if I were personally present, with respect to the filing of reports as required under Section 16(a) of the Securities Exchange Act of 1934, including Forms 3, 4 and 5, and under Rule 144 of the Securities Act of 1933.

In Witness Whereof, I have hereunder set my name this 15 day of February, 2006.

/s/ Susan Alpert
Susan Alpert

Specimen Signature of Attorney(s)-in-Fact

/s/ Terrance L. Carlson
Terrance L. Carlson

/s/ Gary A. Nelson
Gary A. Nelson

/s/ Neil P. Ayotte
Neil P. Ayotte

/s/ Keyna P. Skeffington
Keyna P. Skeffington

STATE OF MINNESOTA     )
                       )SS
COUNTY OF ANOKA        )

The foregoing insturment was acknowledged before me this 15th day of February 2006.

/s/ Julie Scrivner
Notary Public